      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1997
                                                     Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          POLO RALPH LAUREN CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                  13-2622036
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)
                             ----------------------

                               650 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 318-7000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                             ----------------------

                          POLO RALPH LAUREN CORPORATION
                     1997 LONG-TERM STOCK INCENTIVE PLAN AND
                1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                             ----------------------

                               VICTOR COHEN, ESQ.
                                 GENERAL COUNSEL
                          POLO RALPH LAUREN CORPORATION
                               650 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 318-7000
                     (Name and Address, including Zip Code,
         and Telephone Number, including Area Code of Agent For Service)
                             ----------------------

                                   Copies to:
                              JAMES M. DUBIN, ESQ.
                             EDWIN S. MAYNARD, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000


                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                  PROPOSED               PROPOSED
                                                                  MAXIMUM                MAXIMUM
TITLE OF EACH CLASS OF SECURITIES           AMOUNT             OFFERING PRICE       AGGREGATE OFFERING          AMOUNT OF
TO BE REGISTERED                     TO BE REGISTERED(1)       PER SHARE (2)            PRICE (2)           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par                10,500,000                $26.00              $273,000,000            $82,727.27
value $.01 per share..............
=============================================================================================================================

(1) Plus such indeterminate number of shares of Class A Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933.

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
                                EXPLANATORY NOTE


         The Section 10(a) prospectuses being delivered by Polo Ralph Lauren Corporation (the "Company") to participants in the Polo Ralph Lauren Corporation 1997 Long-Term Stock Incentive Plan (the "1997 Stock Incentive Plan") and the Polo Ralph Lauren Corporation 1997 Stock Option Plan for Non-Employee Directors (the "1997 Non-Employee Director Option Plan") as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), have been prepared in accordance with the requirements of Form S-8 and relate to shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock") which have been reserved for issuance pursuant to the 1997 Stock Incentive Plan and the 1997 Stock Option Plan for Non-Employee Directors. The information regarding the 1997 Stock Incentive Plan and the 1997 Stock Option Plan for Non-Employee Directors required in the Section 10(a) prospectuses is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the 1997 Stock Incentive Plan and the 1997 Stock Option Plan for Non-Employee Directors a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by Polo Ralph Lauren Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) the Company's Prospectus, dated June 11, 1997, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act"); and

         (b) the description of the Company's Class A Common Stock, par value $.01 per share, contained in the Company's Registration Statement filed on Form 8-A, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware ("Section 145") permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In the case of an action by or in the right of the corporation, Section 145 permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the preceding two paragraphs, Section 145 requires that such person be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145 provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.

         Article Six of the Company's Amended and Restated Certificate of Incorporation eliminates the personal liability of the directors of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as directors, with certain exceptions. Article Seven requires indemnification of directors and officers of the Company, and for advancement of litigation expenses to the fullest extent permitted by Section 145.

         The Company's Amended and Restated By-laws provide for indemnification of its directors and officers to the fullest extent permitted by law.

         The Underwriting Agreement filed as Exhibit 1.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-24733) provides for indemnification of the directors, certain officers, and controlling persons of the Company by the Underwriters against certain civil liabilities, including liabilities under the Securities Act.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         5        -        Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

         23(a)    -        Consent of Mahoney, Cohen, Rashba & Pokart, CPA, PC.

         23(b)    -        Consent of Deloitte & Touche LLP.

         23(c)    -        Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                           (included in its opinion filed as Exhibit 5 to this Registration Statement).

         24       -        Power of Attorney (included as part of the signature
                           page to this Registration Statement and incorporated herein by reference).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraph (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JUNE 12, 1997.


                                          POLO RALPH LAUREN CORPORATION



                                          By: /s/ RALPH LAUREN
                                              ---------------------------------
                                               RALPH LAUREN
                                               CHAIRMAN OF THE BOARD
                                                 AND CHIEF EXECUTIVE OFFICER


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph Lauren, Michael J. Newman and Victor Cohen and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


               SIGNATURE                                TITLE                   DATE
               ---------                                -----                   ----
/s/ Ralph Lauren
----------------------------------      Chairman, Chief Executive               June 12, 1997
             RALPH LAUREN                  Officer (principal executive
                                           officer) and Director

/s/ Michael J. Newman
----------------------------------      Vice-Chairman, Chief                    June 12, 1997
           MICHAEL J. NEWMAN               Operating Officer and
                                           Director

/s/ Nancy A. Platoni Poli
----------------------------------      Vice-President and Chief                June 12, 1997
         NANCY A. PLATONI POLI             Financial Officer (principal
                                           accounting and financial
                                           officer)

----------------------------------      Director                                June __, 1997
RICHARD A. FRIEDMAN

                                  EXHIBIT INDEX

       EXHIBIT NO.                                    DESCRIPTION                       PAGE NO.
       -----------                                    -----------                       --------
         5           -       Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

        23(a)        -       Consent of Mahoney, Cohen, Rashba & Pokart, CPA,
                             PC.

        23(b)        -       Consent of Deloitte & Touche LLP.

        23(c)        -       Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                             (included in its opinion filed as Exhibit 5 to this
                             Registration Statement).

        24           -       Power of Attorney (included as part of the signature
                             page to this Registration Statement and incorporated
                             herein by reference).